Exhibit 99.1

Contact: Curtis A. Sampson, Chairman and Chief Executive Officer Steven H. Sjogren, President
                  Paul N. Hanson, Vice President and Treasurer

For Immediate Release

        Hector Communications Corporation Reports Revenues and Earnings
                          for the Third Quarter of 2004

         Hector Communications Corporation Declares First Cash Dividend

November 2, 2004--Hector, MN--Hector Communications Corporation (AMEX: HCT) today reported operating results for its third quarter and nine month periods ended September 30, 2004. The Company's operating results for the corresponding 2003 periods have been restated to reflect the effects of the split-up of Alliance Telecommunications Corporation. The Company also announced that it will pay a cash dividend to shareholders for the first time in its history.

Operating Results
Revenues from continuing operations were $7,806,000 for the three months ended September 30, 2004, a decrease of 4% from $8,107,000 in 2003. The revenue decrease was due to lower network access revenues from long distance providers and reduced universal support payments from NECA. Access revenues from wireless communications providers were also lower due to the impact of new interconnection agreements that have been negotiated between the Company and selected wireless carriers. Operating income from continuing operations decreased 9% to $1,923,000 in 2004 from $2,120,000 in 2003. Income from the Company's investment in Midwest Wireless Holdings LLC was $843,000 in the 2004 period compared to $596,000 in 2003. Income from continuing operations was $1,294,000 or $.32 per diluted share in 2004 compared to $1,008,000 or $.27 per diluted share in 2003. Income from discontinued operations was $210,000 or $.05 per diluted share in 2003.

Revenues from continuing operations were $23,743,000 for the nine months ended September 30, 2004, a decrease of 2% from $24,194,000 in 2003. The revenue decrease was due to lower network access revenues from long distance providers and lower video service revenues due to sales of cable television systems in 2003. Operating income from continuing operations decreased 7% to $5,356,000 in 2004 from $5,772,000 in 2003. Income from the Company's investment in Midwest Wireless Holdings LLC was $2,151,000 in the 2004 period compared to $1,903,000 in 2003. The Company's 2003 results benefited from gains on sales of cable television systems totaling $1,081,000 ($.17 per diluted share net of income taxes). Income from continuing operations was $3,442,000 or $.87 per diluted share in 2004 compared to $3,030,000 or $.81 per diluted share in 2003. Income from discontinued operations was $882,000 or $.23 per diluted share in 2003.

Curtis A. Sampson, chairman and chief executive officer, said "The Company's operating results continue to reflect the gains the wireless industry is making in competition with wireline carriers. Hector has a significant investment in the wireless industry itself through its 8% ownership interest in Midwest Wireless. The decrease in the Company's operating income in 2004 has been offset by the sharp increase in Midwest Wireless earnings and lower borrowing costs, a trend that is expected to continue."

Curtis also said, "The dividend we are paying in December is the first in the history of the Company. It is a reflection of the Company's strong financial position and bright earnings outlook."

Dividend
The Company's Board of Directors has declared a cash dividend of $.05 per share. The dividend will be paid on December 15, 2004 to shareholders of record on November 30, 2004.

Hector Communications Corporation is a telecommunications holding company which through its subsidiaries provides telecommunications services in rural communities in Minnesota, Wisconsin and North Dakota. The Company serves 29,700 telephone access lines, 8,200 cable television subscribers and 10,800 internet customers and has minority ownership interests in many other telecommunications companies.


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From time to time in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders and the investing public, the Company may make statements regarding the Company's future financial performance. Such forward looking statements are subject to risks and uncertainties, including but not limited to, the effects of the Telecommunications Act, new technological developments which may reduce barriers for competitors entering the Company's local exchange or cable television markets, higher than expected expenses and other risks involving the telecommunications industry generally. All such forward-looking statements should be considered in light of such risks and uncertainties.
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

               Hector Communications Corporation and Subsidiaries
                                Earnings Summary

                                               Three Months Ended September 30
                                                  2004                 2003
                                              -----------          -----------
Revenues from continuing operations           $ 7,805,590          $ 8,106,588
Operating income from continuing operations     1,923,268            2,120,314
Other income (expense):
  Income (loss) from investments:
    Midwest Wireless Holdings, LLC                842,842              596,331
    Other unconsolidated affiliates                52,003              (30,556)
  Interest and dividend income                     75,043               51,455
  Interest expense                               (728,323)            (961,574)
  Gain on sale of Hastad Engineering               12,805
                                              -----------          -----------
    Net other income (expense)                    254,370             (344,344)

Income from continuing operations before
  income taxes                                  2,177,638            1,775,970
Income tax expense                               (884,000)            (768,000)
Income from continuing operations               1,293,638            1,007,970
Income from discontinued operations                                    209,505
                                              -----------          -----------
Net Income                                    $ 1,293,638          $ 1,217,475
                                              ===========          ===========
Basic net income per common share:
  Continuing operations                       $       .35          $       .29
  Discontinued operations                                                  .06
                                              -----------          -----------
                                              $       .35          $       .35
                                              ===========          ===========
Diluted net income per share:
  Continuing operations                       $       .32          $       .27
  Discontinued operations                                                  .05
                                              -----------          -----------
                                              $       .32          $       .32
                                              ===========          ===========

               Hector Communications Corporation and Subsidiaries
                                Earnings Summary

                                               Nine Months Ended September 30
                                                  2004                 2003
                                              -----------          -----------
Revenues from continuing operations           $23,743,249          $24,193,995
Operating income from continuing operations     5,356,219            5,772,394
Other income (expense):
  Income (loss) from investments:
    Midwest Wireless Holdings, LLC              2,151,089            1,903,090
    Other unconsolidated affiliates               231,444              (75,904)
  Interest and dividend income                    191,575              186,921
  Interest expense                             (2,216,200)          (2,730,426)
  Gain on sale of cable television systems         28,590            1,080,723
  Gain on sale of Hastad Engineering               12,805
                                              -----------          -----------
    Net other income (expense)                    399,303              364,404

Income from continuing operations before
  income taxes                                  5,755,522            6,136,798
Income tax expense                             (2,314,000)          (2,447,000)
Minority interest in earnings of continuing
  operations of Alliance
  Telecommunications Corp.                                            (659,624)
Income from continuing operations               3,441,522            3,030,174
Income from discontinued operations                                    881,854
                                              -----------          -----------
Net Income                                    $ 3,441,522          $ 3,912,028
                                              ===========          ===========
Basic net income per common share:
  Continuing operations                       $       .95          $       .87
  Discontinued operations                                                  .25
                                              -----------          -----------
                                              $       .95          $      1.12
                                              ===========          ===========
Diluted net income per share:
  Continuing operations                       $       .87          $       .81
  Discontinued operations                                                  .23
                                              -----------          -----------
                                              $       .87          $      1.04
                                              ===========          ===========


               Hector Communications Corporation and Subsidiaries
                             Condensed Balance Sheet

                                             September 30          December 31
                                                   2004                 2003
                                             ------------         ------------
Cash                                         $ 20,215,528         $ 16,581,315
Other current assets                            8,242,717            8,609,295
Property, plant and equipment, net             40,275,697           43,088,106
Excess of cost over net assets acquired        30,921,094           31,691,927
Investment in Midwest Wireless Holdings, LLC   14,932,409           13,349,155
Investments in unconsolidated affiliates        2,860,208            2,796,035
Other investments                               6,913,255            6,533,858
Other assets                                      373,943              409,664
                                             ------------         ------------
Total Assets                                 $124,734,851         $123,059,355
                                             ============         ============

Notes payable and current portion of
  long-term debt                             $  6,512,000         $  6,537,800
Other current liabilities                       4,458,872            5,338,386
Long-term debt, less current portion           54,738,786           57,529,378
Deferred taxes and credits                      5,419,958            4,911,869
Deferred compensation                             713,164              698,254
Stockholders' equity                           52,892,071           48,043,668
                                             ------------         ------------
Total Liabilities and Stockholders' Equity   $124,734,851         $123,059,355
                                             ============         ============